Exhibit 99.2

Trustreet Properties, Inc.
Exchange Offer to holders of their 7½% Senior Notes due 2015

NOTICE OF GUARANTEED DELIVERY

As set forth in the Prospectus, dated                                 , 2005 (the ‘‘Prospectus’’), of Trustreet Properties, Inc. (the ‘‘Issuer’’) under ‘‘The Exchange Offer — How to Tender — Guaranteed Delivery Procedures’’ and in the Letter of Transmittal (the ‘‘Letter of Transmittal’’) relating to the offer by the Issuer to exchange up to $50,000,000 in principal amount of the Issuer’s 7½% Senior Notes due 2015 (the ‘‘Exchange Notes’’) for $50,000,000 in principal amount of the Issuer’s 7½% Senior Notes due 2015, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the ‘‘Original Notes’’), this form or one substantially equivalent hereto must be used to accept the offer of the Issuer if: (i) certificates for the Original Notes are not immediately available; or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer (as defined below and as described in the Prospectus). Such form may be delivered by telegram, facsimile transmission, mail or hand to the Exchange Agent. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, (a) such tender must be made by or through an eligible institution, (b) a properly completed and duly executed notice of guaranteed delivery must be received by the Exchange Agent on or prior to the Expiration Date and (c) the certificates for the Original Notes, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal, or an agent's message in lieu thereof, with any required signature guarantees and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent within three (3) New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery for all such tendered Original Notes.

To: Wells Fargo Bank, N.A. (the ‘‘Exchange Agent’’)

By Facsimile:
(612) 667-6282

Confirm by Telephone:
(800) 344-5128

By Registered & Certified Mail: WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480 Attention: Reorganization Department	By Regular Mail or Overnight Courier: WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479 Attention: Reorganization Department	In Person by Hand Only: WELLS FARGO BANK, N.A. 12th Floor – Northstar East Building Corporate Trust Operations 608 Sound Avenue South Minneapolis, MN 55402 Attention: Reorganization Department

For information on other offices or agencies of the Exchange Agent where
Notes may be presented for exchange, please call the telephone number listed above.

Delivery of this instrument to an address other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, or transmittal of this instrument to a facsimile number other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the ‘‘Exchange Offer’’), receipt of which are hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Sign Here
Principal Amount of Original Notes Tendered: __________________________________	Signature(s):
Certificate Nos. (if available):	____________________________________________
__________________________________________	Please Print the Following Information
Total Principal Amount Represented by Original Notes Certificate(s):	Name(s):
__________________________________________	____________________________________________
Address(es):
Account Number: __________________________________________	____________________________________________
Name(s) in which Original Notes Registered:	Area Code and Tel. No(s).:
__________________________________________	____________________________________________
Date: , 200

If Original Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

GUARANTEE

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad−15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three New York Stock Exchange trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

The undersigned acknowledges that it must deliver to the Exchange Agent the Letter of Transmittal, or an agent's message in lieu thereof, and the Original Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent's account at DTC within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: __________________________________________
Authorized Signature: ____________________________________
Number and Street or P.O. Box: ____________________________

City: State: Zip Code:
Area Code and Tel No.:____________________________________
Dated: , 2000

NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. CERTIFICATES FOR ORIGINAL NOTES SHOULD BE SENT ONLY WITH THE PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.